UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-16755 (Commission File Number)	84-1592064 (I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 708-5959
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 29, 2005, Archstone-Smith Trust, a Maryland real estate investment trust (the “Trust”), Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Operating Trust”), R&B Realty Group, a California limited partnership (“R&B”), and the identified property partnerships (“Property Partnerships”) entered into a First Amendment (the “First Amendment”) to that certain Master Agreement, dated February 28, 2005 (as amended, the “Master Agreement”), providing for the acquisition, directly or indirectly, by the Operating Trust of up to 30 apartment communities owned, directly or indirectly, by the Property Partnerships.
     The First Amendment provides for the delayed closing of three of the apartment communities and the termination of the Master Agreement with respect to one of the apartment communities. Additionally, the First Amendment provides for the escrow of certain Class B units of beneficial interest, par value $0.01 per unit (the “Class B Units”), of the Operating Trust to be delivered to R&B upon the delayed closing of those apartment communities and further provides for the clarification of certain other matters in the Master Agreement. The foregoing description is qualified in its entirety by reference to the text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On July 29, 2005, the Trust and the Operating Trust closed the first round of apartment community acquisitions from the Property Partnerships (the “Closing”), comprising 25 communities, 8,228 units, and a total expected investment of approximately $1.1 billion (consisting of approximately $243 million in cash, approximately $567 million in the assumption and repayment of debt on the apartment communities, the issuance of approximately 8.85 million Class B Units and 1,000 Series N Preferred Units of Beneficial Interest, par value $0.01 per unit, of the Operating Trust). In total, the Trust expects to acquire 36 communities from Oakwood; with the remaining communities, representing 4,548 units and a total expected investment of $412.0 million, anticipated to close later this year or during 2006 in accordance with the Master Agreement. The press release announcing the closing of the transaction contains a portfolio summary which provides an overview of the acquired apartment communities. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Exhibits.

Exhibit 10.1	First Amendment to Master Agreement by and among Archstone-Smith Trust, a Maryland real estate investment trust, Archstone-Smith Operating Trust, a Maryland real estate investment trust, R&B Realty Group, a California limited partnership and the Property Partnerships identified on the signature pages thereto dated as of July 29, 2005 (incorporated by reference to Exhibit 10.1 to Archstone-Smith Operating Trust’s Current Report on Form 8-K filed with the SEC on August 2, 2005)

Exhibit 99.1	Press Release (incorporated by reference to Exhibit 99.1 to Archstone-Smith Operating Trust’s Current Report on Form 8-K filed with the SEC on August 2, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST
	By:	/s/ Thomas S. Reif
Dated: August 2, 2005		Name:	Thomas S. Reif
		Title:	Group Vice President and Assistant General Counsel